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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 16, 2006

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                                 AUTODESK, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   000-14338               94-2819853
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(State or other jurisdiction of       (Commission             (IRS Employer
         incorporation)               File Number)         Identification No.)

                               111 McInnis Parkway
                          San Rafael, California 94903
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          (Address of principal executive offices, including zip code)

                                 (415) 507-5000
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On November 16, 2006, Autodesk, Inc. issued a press release reporting certain financial results for the three months ended October 31, 2006. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures

         To supplement Autodesk's consolidated financial statements presented on a GAAP basis, we provide investors with certain non-GAAP measures, including future non-GAAP operating margins. For our internal budgeting and resource allocation process, Autodesk's management uses non-GAAP financial information that does not include: (a) the stock-based compensation impact of SFAS 123R, (b) certain large and non-recurring litigation expenses, and (c) amortization of purchased intangibles and purchases of incomplete technology that result in an in-process research and development expense. Autodesk's management uses these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding Autodesk's operational performance. In addition, these non-GAAP financial measures facilitate management's internal comparisons to our historical operating results and comparisons to competitors' operating results.

         As described above, Autodesk excludes the following items from its non-GAAP measures:

         A. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). Autodesk excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Further, as Autodesk applies SFAS 123R, we believe that it is useful to investors to understand the impact of the application of SFAS 123R to our results of operations.

         B. Certain litigation expenses. These expenses relate to the Company's accrual of certain litigation matters where Autodesk determined that (1) it is probable that a liability has been incurred and (2) the amount of loss could be reasonably estimated. Autodesk excludes this from its non-GAAP measures because it does not consider it to be reflective of ongoing operating results in the applicable period.

         C. Amortization of purchased intangibles and in-process research and development expenses. Autodesk incurs amortization of acquisition-related purchased intangible assets and charges related to in-process research and development, primarily in connection with its acquisition of certain businesses, such as Alias in January 2006. The amortization of purchased intangibles from a business combination is generally a non-cash expense and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

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         There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP operating margin in our earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying our press release.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS.

EXHIBIT NO.  DESCRIPTION
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99.1         Press Release dated as of November 16, 2006, entitled "Autodesk
             Reports Record Revenues of $457 Million."

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AUTODESK, INC.


                                               By: /s/ Andrew D. Miller
                                                   -----------------------------
                                                   Andrew D. Miller
                                                   Vice President,
                                                   Chief Accounting Officer and
                                                   Corporate Controller
                                                   (Principal Accounting Officer
                                                   and Duly Authorized Officer)

Date: November 16, 2006

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                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
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99.1         Press Release dated as of November 16, 2006, entitled "Autodesk
             Reports Record Revenues of $457 Million."

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